UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-32743

Texas	74-1492779
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

12377 Merit Drive Suite 1700 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

(214) 368-2084

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on April 7, 2017, EXCO Operating Company, LP, a Delaware limited partnership (“EOC”), and EXCO Land Company, LLC, a Delaware limited liability company (“EXCO Land,” and together with EOC, the “Sellers”), both wholly owned subsidiaries of EXCO Resources, Inc. (the “Company” or “EXCO”), entered into a Purchase and Sale Agreement, dated as of April 7, 2017, with VOG Palo Verde LP, a Delaware limited partnership and subsidiary of Venado Oil and Gas, LLC (“Buyer,” and together with the Sellers, the “Parties”), related to the divestiture by the Sellers of certain oil and natural gas properties and surface acreage located in South Texas (the “Purchase Agreement”).

The Purchase Agreement provided for (i) a purchase price of $300.0 million that was subject to certain adjustments, including to account for an effective date of January 1, 2017 for the transaction, and (ii) a $30.0 million deposit into a third party escrow account (the “Deposit”) to be paid by Buyer. The closing of the transactions contemplated by the Purchase Agreement (the “Closing”) was scheduled to occur on June 1, 2017 (the “Scheduled Closing Date”), unless certain conditions to the Closing (the “Conditions”) had not been satisfied or waived on or prior to the Scheduled Closing Date.

The Conditions included that (a) the Sellers operate in the ordinary course of business in all material respects during the period from and after signing until the Closing (the “Covenant Condition”) and (b) the Sellers’ representations and warranties, including regarding all material contracts, be in full force in effect be true as of the Closing, except for any breach that (together with all other breaches of Sellers’ representations and warranties) could reasonably be expected to cause any liability in an aggregate amount less than 15% of the unadjusted Purchase Price (the “R&W Condition”).

On May 31, 2017, Chesapeake Energy Marketing, L.L.C. (“Chesapeake”) purportedly terminated a certain transaction confirmation between Chesapeake and Raider Marketing, LP (“Raider”), as successor by merger to EOC, dated July 31, 2013 (the “Contract”), under that certain Base Contract for the Sale and Purchase of Natural Gas between Chesapeake and Raider, as successor by merger to EOC, dated September 1, 2009. As a result of the alleged termination of the Contract, EOC was forced to shut-in certain wells beginning on June 1, 2017.

Because the Covenant Condition and the R&W Condition were not anticipated to be satisfied or waived by the Scheduled Closing Date, the Parties entered into that certain First Amendment, dated as of May 31, 2017, to extend the Scheduled Closed Date for two weeks. As the Covenant Condition and the R&W Condition were not anticipated to be satisfied or waived by such extended closing date, the Parties entered into that certain Second Amendment to Purchase and Sale Agreement (the “Amendment”), dated as of June 20, 2017, pursuant to which Buyer and Sellers (i) instructed the third party escrow agent to return to Buyer $20.0 million of the Deposit, and (ii) extended the Scheduled Closing Date to July 21, 2017; provided that the Sellers would have the option to further extend the Scheduled Closing Date to August 15, 2017. On July 21, 2017, the Sellers exercised such option to extend the Scheduled Closing Date to August 15, 2017.

In addition, the Amendment provided that (i) the R&W Condition would be deemed satisfied by the reinstatement of the Contract or by the entry into a new gathering agreement with terms and conditions that are acceptable to Buyer in its sole discretion and (ii) the Covenant Condition would be deemed waived by the Buyer upon the productivity of the wells that were shut in on or around June 1, 2017 returning to certain levels. The Sellers subsequently entered into a short-term sales contract, which allowed production to come back on-line, satisfying condition (ii).

The Company, Raider and the Sellers (collectively, the “EXCO Parties”) filed a petition, application for temporary restraining order and temporary injunction against Chesapeake in Dallas County, Texas due to Chesapeake’s May 31, 2017 purported termination of the Contract. The EXCO Parties asserted claims for breach of contract, declaratory relief, tortious interference with existing contract, and tortious interference with prospective business relations. On June 7, 2017, Chesapeake removed the lawsuit to the United States District Court Northern District of Texas, Civil Action Number 3:17-CV-1516-N. On June 9, 2017, the District Court denied the EXCO

Parties’ application for temporary restraining order. On August 1, 2017, the EXCO Parties filed an amended complaint and added Chesapeake’s parent, Chesapeake Energy Corporation, as a defendant to the lawsuit. The lawsuit remains pending in the District Court with an anticipated trial date in or about the fall of 2018.

As of the close of business on the extended Scheduled Closing Date of August 15, 2017, the Conditions, including, due to Chesapeake’s purported termination of the Contract on May 31, 2017, the R&W Condition, had not been satisfied or waived. As a result, on August 15, 2017, Buyer and Sellers mutually agreed (i) to terminate the Purchase Agreement and (ii) to direct the third party escrow agent to return to Buyer the remaining $10.0 million of the Deposit. Following such termination, except as expressly provided in the Purchase Agreement, the Purchase Agreement will be void and of no further effect and neither Buyer nor Sellers will have any liability thereunder.

The foregoing description of the Purchase Agreement, as amended, does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement and its amendments, which are filed as Exhibits 2.1, 2.2 and 2.3, respectively, to EXCO’s Registration Statement on Form S-3, filed on August 2, 2017, and incorporated by reference herein.

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 10, 2017, the Company was notified by the New York Stock Exchange (the “NYSE”) that it is not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual because the Company’s average global market capitalization fell below $50 million over a trailing consecutive 30 trading-day period while its shareholders’ equity was less than $50 million. As required by the NYSE, the Company plans to notify the NYSE within ten business days of its intent to cure the deficiency and return to compliance with the NYSE’s continued listing requirements.

The Company has 45 days from the receipt of the notice of noncompliance to submit a business plan to the NYSE demonstrating how it intends to regain compliance with the continued listing standards set forth in Section 802.01B of the Listed Company Manual. The Company intends to develop and submit such a business plan within the required time frame and will continue to work with the NYSE to attempt to comply with all continued listing standards. Assuming that the NYSE accepts the plan, the Company will be subject to quarterly monitoring for compliance with the business plan and the Company’s common shares will continue to trade on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements.

The notice has no immediate impact on the listing of the Company’s common shares, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other listing requirements of the NYSE. The Company’s common shares will continue to trade under the symbol “XCO,” but will have an added designation of “.BC” to indicate the status of the common shares as “below compliance.”

If the Company’s common shares ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s common shares; (ii) reducing the number of investors willing to hold or acquire the common shares, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a resale registration statement on Form S-3 to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On August 16, 2017, the Company issued a press release announcing the receipt of the notice of noncompliance from the NYSE. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 (including the information in Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated August 16, 2017, issued by EXCO Resources, Inc. (furnished herewith pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: August 16, 2017	By:	/s/ Heather L. Lamparter
	Name:	Heather L. Lamparter
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 16, 2017, issued by EXCO Resources, Inc. (furnished herewith pursuant to Item 7.01).